SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

MK GOLD COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

MK GOLD COMPANY

60 E. South Temple, Suite 1225

Salt Lake City, Utah 84111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 5, 2004

To the Stockholders of MK Gold Company:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of MK Gold Company (the “Company”) to be held at the Wyndham Hotel, 215 W. South Temple, Salt Lake City, Utah, on Wednesday, May 5, 2004, at 11:30 a.m., for the following purposes:

1.	To elect one director of the Company.

2.	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2004.

3.	To consider a proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock of the Company from 80 million to 125 million.

4.	To transact such other business as may properly come before the Meeting.

Stockholders of record at the close of business on April 9, 2004 are entitled to notice of and to vote at the Meeting and at any and all adjournments of the Meeting. If you are unable to attend the Meeting in person, you are urged to sign, date and return the enclosed proxy as it is necessary that holders of a majority of the outstanding shares be present, in person or by proxy, in order to obtain a quorum for the Meeting. The proxy may be returned in the accompanying, self-addressed envelope, which requires no postage if mailed in the United States.

Dated: April 16, 2004	BY ORDER OF THE BOARD OF DIRECTORS
John C. Farmer
Chief Financial Officer and Secretary

MK GOLD COMPANY

60 E. South Temple, Suite 1225

Salt Lake City, Utah 84111

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held May 5, 2004

INTRODUCTION

This Proxy Statement is being furnished to the stockholders of MK Gold Company, a Delaware corporation (“MK Gold” or the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on May 5, 2004 and at any adjournments thereof.

At the Meeting, stockholders will be asked:

(1)	To elect one director.

(2)	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2004.

(3)	To consider a proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock of the Company from 80 million to 125 million.

(4)	To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

The Board of Directors has fixed the close of business on April 9, 2004 as the record date (the “Record Date”) for the determination of the holders of common stock, par value $.01 per share (“Common Stock”), entitled to notice of and to vote at the Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing. At the close of business on April 9, 2004, there were 37,525,649 shares of Common Stock entitled to vote.

This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Stock on or about April 16, 2004.

THE MEETING

Date, Time and Place

The Meeting will be held on May 5, 2004, at 11:30 a.m., local time, at the Wyndham Hotel, 215 W. South Temple, Salt Lake City, Utah.

Matters to be Considered

At the Meeting, stockholders will be asked to consider, and to vote with respect to, the election of one director, the ratification of the selection of independent accountants, and the proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock of the Company from 80 million to 125 million. See “ELECTION OF DIRECTORS,” “RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS” and “PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION.” The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

Stockholders as of the close of business on the Record Date (i.e., April 9, 2004) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 37,525,649 shares of Common Stock outstanding and entitled to be voted. Each share of Common Stock entitles its holder to one vote.

Voting Procedures

Quorum. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding at the close of business on the Record Date will constitute a quorum.

Election of Directors. Under the Delaware General Corporation Law, for each share of Common Stock held, each stockholder is entitled to cast one vote for the directorship to be filled. The nominee for director receiving the highest number of votes cast will be elected whether or not the nominee receives the vote of a majority of the shares represented and entitled to vote at the Meeting.

Ratification of Selection of Independent Accountants. The ratification of the selection of PricewaterhouseCoopers LLP as independent accountants is being submitted to the stockholders because the Board of Directors believes that such action follows sound corporate practice and is in the best interests of the stockholders. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP by the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Meeting, the Audit Committee of the Board of Directors will reconsider this selection, although such a vote will not be binding on the Audit Committee. If the stockholders ratify the selection, the Audit Committee, in its discretion, may nevertheless direct the appointment of new independent accountants at any time if the Audit Committee believes that such a change would be in the interests of the Company and the stockholders.

Approval of Proposal to Amend Certificate of Incorporation. Under the Delaware General Corporation Law, approval of the proposal to amend the Certificate of Incorporation will require the affirmative vote of a majority of the shares of Common Stock outstanding.

Abstentions and Broker Non-votes. Abstentions are counted for purposes of determining the number of shares represented and entitled to vote at the Meeting. However, abstentions are not counted in determining the number of shares voting FOR an item of business and, therefore, have the same effect as a vote AGAINST an item of business. Broker non-votes are counted for purposes of determining the number of shares represented and entitled to vote at the Meeting; however, the shares represented thereby are not voted and do not represent a vote either FOR or AGAINST an item of business.

Principal Stockholder. The Company has been advised by its principal stockholder, Leucadia National Corporation, that it intends to vote its 27,212,735 shares of Common Stock, representing approximately 72.5% of the Company’s outstanding shares of Common Stock, FOR the election of the person nominated by the Board of Directors to serve as a director, FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2004 and FOR the proposal to amend the Certificate of Incorporation. Accordingly, election of the person nominated by the Board of Directors to serve as a director, ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2004 and approval of the proposal to amend the Certificate of Incorporation are assured.

Voting and Revocation of Proxies

Stockholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR election of the nominee for director named herein, FOR ratification of the selection of independent accountants and FOR the approval of the proposal to amend the Certificate of Incorporation.

Any proxy signed and returned by a stockholder may be revoked at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth herein, written notice of such revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

Proxy Solicitation

The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from stockholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of shares of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

Independent Accountants

The Company has been advised that representatives of PricewaterhouseCoopers LLP, the Company’s independent accountants for 2003, will attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes, Class I, Class II and Class III, with each class as nearly equal in number as possible. The Board of Directors has fixed the number of Directors of the Company at five, one of whom is a member of Class I, two of whom are members of Class II, and two of whom are members of Class III. Each class serves three years, with terms of office of the respective classes expiring in successive years. The current Class I director, whose term expires in 2004, is being proposed for election for a new three-year term (expiring in 2007) at the Meeting. The Board of Directors recommends a vote FOR the nominee named below.

In March 2004, each of G. Robert Durham and Robert R. Gilmore was elected as a Director of the Company by the Board of Directors. Mr. Durham was identified by Leucadia National Corporation, the Company’s principal stockholder, and Mr. Gilmore was identified by PricewaterhouseCoopers, LLP, the Company’s independent accountants. To permit the Board of Directors to consist of a majority of independent directors, in March 2004, each of Ian M. Cumming, H.E. Scruggs and Joseph S. Steinberg, who are affiliates of Leucadia, resigned as a Director of the Company. Following these changes, the Board of Directors adopted a resolution decreasing the number of Directors from eight to five, decreasing Class I of the Board of Directors from three Directors to one Director, and decreasing the Audit Committee from four Directors to three Directors.

Certain information regarding the nominees for director and directors continuing in office is set forth below. The following information is as of April 9, 2004.

Class I –Nominee for election to service until the 2007 Annual Meeting of Stockholders:

G. Frank Joklik, 75, was elected to the Board in June 1995, and became Chairman of the Board of Directors of the Company on June 30, 1998. Mr. Joklik served as President and Chief Executive Officer of the Company from November 1, 1995 through June 30, 1998. Concurrent with his appointment as Chairman of the Board, Mr. Joklik took a leave of absence from his position as President and Chief Executive Officer of the Company. Mr. Joklik returned from the leave of absence to his position as Chief Executive Officer during the second quarter of 1999. Mr. Joklik was formerly the President and Chief Executive Officer of Kennecott Corporation. Mr. Joklik serves on the Executive Committee of the Board of Directors.

Class III – Directors whose terms continue until the 2005 Annual Meeting of Stockholders:

Thomas E. Mara, 58, was elected to the Board in February 2000. Mr. Mara has served as President of the Company since March 2004. Mr. Mara has served as Executive Vice President of Leucadia National Corporation since 1980 and as Treasurer since 1993. He is also Chief Executive Officer and a Director of The FINOVA Group Inc.

James P. Miscoll, 69, was elected to the Board in 1993. Mr. Miscoll served as Vice Chairman of Bank of America from 1985 to 1992, when he retired from that position. Mr. Miscoll also serves as a Director for American International Group, Inc. (senior advisor), WABTEC Corporation (Pittsburgh), 21st Century Industries, East West Bank and Chela Financial. Mr. Miscoll serves as Chairman of the Compensation Committee and serves on the Audit Committee of the Board of Directors.

Class II –Directors whose terms continue until the 2006 Annual Meeting of Stockholders:

G. Robert Durham, 75, was elected to the Board in March 2004. Mr. Durham served variously as Chairman and Chief Executive Officer of Walters Industries, Inc. (a homebuilding and financing, building materials, natural resources and industrial manufacturing company) from 1991 to 1996 and served variously as Chairman, President and

Chief Executive Officer of Phelps Dodge Corporation (a mining company) from 1984 to 1989. Mr. Durham also serves as a Director for The FINOVA Group Inc., a company that is 50% owned by Berkadia LLC, a joint venture between Leucadia National Corporation and Berkshire Hathaway Inc., and The MONY Group Inc. Mr. Durham serves on the Audit and Compensation Committees of the Board of Directors.

Robert R. Gilmore, 52, was elected to the Board in March 2004. Mr. Gilmore is an independent financial consultant and a certified public accountant. Mr. Gilmore served as Chief Financial Officer of Teamshare, Inc. (a software company) from 2000 to 2002 and as Vice President Finance and Chief Financial Officer of Dakota Mining Corporation from 1991 to 1997. Mr. Gilmore also serves as a Director for Eldorado Gold Corporation. Mr. Gilmore serves as Chairman of the Audit Committee and serves on the Compensation Committee of the Board of Directors.

If it is determined prior to the Meeting that any nominee will be unable to serve as a Director, the proxy holders reserve the right to substitute a nominee and vote for another person of their choice in the place and stead of any nominee unable so to serve, unless the Board of Directors reduces the size of the membership of the Board of Directors prior to the Meeting to eliminate the position of any such nominee.

INFORMATION CONCERNING THE BOARD OF DIRECTORS,

BOARD COMMITTEES AND DIRECTOR COMPENSATION AND NOMINATION

The Board of Directors

The Board of Directors has determined that each of the Directors of the Company, other than G. Frank Joklik and Thomas E. Mara, are independent, as defined under the National Association of Securities Dealers’ listing standards.

Board Committees and Meetings

The current committees of the Company’s Board of Directors include an Executive Committee, a Compensation Committee and an Audit Committee. These committees are further described below.

Executive Committee. The Executive Committee is responsible for overseeing the management of the business and affairs of the Company and has such additional authority as may be granted to it from time to time by the Board of Directors. The current member of the Executive Committee is G. Frank Joklik. There are two vacancies on the Executive Committee. The Executive Committee meets at such times as may be deemed necessary by the Board of Directors or the Committee. No meetings of the Executive Committee were held during 2003.

Compensation Committee. The Compensation Committee reviews and adjusts the salaries of the principal officers and key executives of the Company. The Compensation Committee also administers the Company’s benefit plans. The current members of the Compensation Committee are James P. Miscoll (Chairman), G. Robert Durham and Robert R. Gilmore. The Compensation Committee meets at such times as may be deemed necessary by the Board of Directors or the Committee. No meetings of the Compensation Committee were held during 2003.

Audit Committee. The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The functions of the Audit Committee are to assist the Board of Directors in fulfilling its responsibility to oversee the quality and integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent accountants, and significant financial matters. In discharging its duties, the Audit Committee is expected to:

•	have the ultimate authority to select (subject to stockholder ratification, which ratification is not binding on the Audit Committee), compensate, evaluate and replace the Company’s independent accountants;

•	review and approve the scope of the annual external audit;

•	review and pre-approve the engagement of the Company’s independent accountants to perform audit and permitted non-audit services and the related fees;

•	meet independently with the Company’s accounting staff, independent accountants and senior management;

•	review the integrity of the Company’s financial reporting process; and

•	review the Company’s financial statements and disclosures and certain Securities and Exchange Commission filings.

The current members of the Audit Committee are Robert R. Gilmore (Chairman), G. Robert Durham and James P. Miscoll. The Board of Directors has adopted a written charter for the Audit Committee, which is attached as Annex A to this proxy statement. The Audit Committee meets at such times as may be deemed necessary by the Board of Directors or the Committee. The Audit Committee held three meetings during 2003. At each meeting, the Audit Committee met with management and the Company’s independent accountants, and with the independent accountants without management present.

The Board of Directors has determined that Robert R. Gilmore is an audit committee financial expert as defined by Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934.

Attendance. The Board of Directors held two meetings and took action on two occasions during 2003. During 2003, each incumbent director attended 75% or more of the total number of meetings of the Board and the committees of the Board on which he served that were held during the periods he served, except Mr. Mara. Directors are encouraged to attend the Company’s annual meetings of stockholders. Seven Directors attended the 2003 Annual Meeting of Stockholders.

Director Compensation

Cash Compensation. Directors who are not employees of either the Company or Leucadia National Corporation, the Company’s majority stockholder, receive a fee of $30,000 per year. Directors who are employees of Leucadia but not employees of the Company receive a fee of $10,000 per year. The Chairman of the Audit Committee receives an additional fee of $10,000 per year, and each of the other members of the Audit Committee receives an additional fee of $5,000 per year. Directors who are not employees of the Company receive $1,000 for each Board meeting and standing committee meeting attended (or $500 for each telephonic meeting attended). Directors who are not employees of the Company are also reimbursed by the Company for reasonable and necessary expenses incurred in connection with their services as Directors of the Company. The Company does not have any consulting agreements with its Directors and no Director received compensation from the Company for consulting services during 2003.

Stock Option Plan for Non-Employee Directors. The Company had a Stock Option Plan for Non-Employee Directors, which expired on December 17, 2003. The purchase price per share for shares covered by each option award under the Stock Option Plan for Non-Employee Directors is equal to 50% of the fair market value per share of Common Stock on the date of grant. Options granted under the plan are non-transferable and non-assignable by the participant other than by will or by the laws of descent and distribution. All outstanding options granted under the plan are fully vested. If a participant ceases to be a member of the Board of Directors for any reason except termination for cause, all vested options then held are exercisable for a period of three years. If a participant is terminated for cause, all vested options are exercisable for a period of 30 days.

Mr. Miscoll holds options to purchase 15,000 shares of Common Stock under the Stock Option Plan for Non-Employee Directors. Unless exercised, these options will expire on July 14, 2004. No other options remain outstanding under the Stock Option Plan for Non-Employee Directors.

Stock Incentive Plan for Non-Employee Directors. The Company has a Stock Incentive Plan for Non-Employee Directors, which was adopted to replace the Company’s Stock Option Plan for Non-Employee Directors, which expired on December 17, 2003. The purpose of the Stock Incentive Plan for Non-Employee Directors is to encourage the highest level of performance from those members of the Board of Directors who are not employees of the Company. For purposes of the plan, a non-employee director is a director of the Company who is not an employee of the Company or of any subsidiary of the Company.

The Company has reserved a total of 500,000 shares of Common Stock for issuance under the Plan. Awards granted under the plan may be in the form of stock options or restricted stock. The Executive Committee of the Board of Directors administers the plan. The plan continues in effect until all shares available for issuance have been issued and all restrictions on the shares have lapsed.

With respect to each option grant, the Executive Committee determines the number of shares subject to the option, the exercise price, the period of the option, and the time or times at which the option may be exercised. If an optionee ceases to be a non-employee director for any reason, other than termination of directorship for cause, all vested options then held are exercisable for a period of three years and all unvested options terminate 30 days after such person ceases to be a non-employee director. If an optionee’s directorship is terminated for cause, all vested options then held are exercisable for a period of 30 days and all unvested options automatically terminate on the date of termination as a director. Each stock option granted under the plan is nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution. At least six months must elapse from the date of acquisition of an option to the date of disposition of such option (other than upon exercise or conversion) or the date of disposition of the Common Stock with respect to which such option may be exercised.

Shares of restricted stock are subject to the terms, conditions and restrictions determined by the Executive Committee. The restrictions, if any, may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with any other restrictions determined by the Executive Committee. Shares of restricted stock must be held for a period of at least six months following the date of acquisition.

Mr. Miscoll holds options to purchase 5,000 shares of Common Stock under the Stock Incentive Plan for Non-Employee Directors at an exercise price of $1.40 per share, all of which will vest on November 6, 2004 and expire on November 6, 2013. Mr. Miscoll also holds 30,000 shares of restricted stock under the Stock Incentive Plan for Non-Employee Directors, the restrictions on all of which have lapsed.

Director Nomination Procedures

The Company does not have a standing nominating committee or a nominating committee charter. The Board of Directors as a whole identifies and evaluates nominees for election to the Board of Directors. The Company believes that it is appropriate not to have a standing nominating committee because the Company is a majority-owned subsidiary of Leucadia National Corporation, and therefore, the election of any director is subject to the ultimate approval of Leucadia. By having the Board as a whole consider and evaluate nominees, the Board is able to consider the input of all directors, including those affiliated with Leucadia.

The Board of Directors will consider director candidates recommended by stockholders. Such recommendations should include the name, age, address, telephone number, principal occupation or employment, background and qualifications of the nominee and the name, address, telephone number and number of shares of Common Stock beneficially owned of the stockholder making the recommendation and should be sent to the Secretary of the Company at the address set forth above. In addition, the Bylaws of the Company permit stockholders to nominate persons for election as directors at annual meetings of stockholders. See “Stockholder Proposals for 2005 Annual Meeting.”

The Board of Directors believes that it is appropriate to ensure that there are a sufficient number of outside directors to satisfy independence requirements of the National Association of Securities Dealers’ listing standards. In identifying and evaluating outside director nominees, including nominees recommended by stockholders, the Board considers, among other things, the nominees’ independence, financial literacy and expertise, and experience in the mining industry.

Stockholder Communications with the Board of Directors

Stockholders may send communications to the Board of Directors or to specified individual Directors by mailing such communications to the Secretary of the Company at the address of the Company set forth herein and indicating that such communications are for the Board of Directors or specified individual Directors, as appropriate, or by emailing such communications to info@mkgold.com and indicating in the subject line that such communications are for the Board of Directors or specified individual Directors, as appropriate.

EXECUTIVE OFFICERS OF THE REGISTRANT

Following is a schedule of names and certain information regarding all of the executive officers of the Company, as of April 9, 2004:

Name	Age	Position
G. Frank Joklik	75	Chairman of the Board and Chief Executive Officer

Thomas E. Mara	58	President

John C. Farmer	54	Chief Financial Officer, Secretary and Treasurer

Larry L. Lackey	68	Director of Exploration

Thomas G. White	60	Manager of Operations

G. Frank Joklik has served as Chairman of the Board of the Company since June 30, 1998, and has served as a Director of the Company since June 6, 1995. Mr. Joklik served as President and Chief Executive Officer of the Company from November 1, 1995 through June 30, 1998. Concurrent with his appointment as Chairman of the Board, Mr. Joklik took a leave of absence from his position as President and Chief Executive Officer of the Company. Mr. Joklik returned from the leave of absence to his position as Chief Executive Officer during the second quarter of 1999. Mr. Joklik was formerly the President and Chief Executive Officer of Kennecott Corporation.

Thomas E. Mara has served as President of the Company since March 2004 and has served as a Director of the Company since February 2000. Mr. Mara has served as Executive Vice President of Leucadia National Corporation since 1980 and as Treasurer since 1993. He is also Chief Executive Officer and a Director of The FINOVA Group, Inc.

John C. Farmer has served as Chief Financial Officer of the Company since June 30, 1998. Mr. Farmer has also served as the Company’s Controller, Treasurer and Secretary since April 25, 1996.

Larry L. Lackey has served as Director of Exploration for MK Gold since October 1, 1999. Mr. Lackey has also served as the Company’s Chief Geologist since August 23, 1995. He was formerly Regional Vice President-Central America and the Caribbean for Independence Mining Company, Inc.

Thomas G. White joined the Company as Vice President of Operations on October 8, 1993. On August 5, 1996, Mr. White’s title was changed to Manager of Operations. Before joining the Company, Mr. White served as a mining executive for the gold operations of Homestake Mining Co., located in San Francisco, California.

The executive officers of the Company serve at the pleasure of the Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning compensation paid by the Company and its subsidiaries to the Chief Executive Officer, the former President, the Chief Financial Officer, the Director of Exploration and the Manager of Operations of the Company (collectively, the “Named Executive Officers”) for the years ended December 31, 2003, 2002 and 2001. No other executive officer of the Company received a total annual salary and bonus in excess of $100,000 during these periods.

Summary Compensation Table

Name and Principal Position(s)	Year	Salary ($)	All Other Compensation ($)
G. Frank Joklik Chief Executive Officer(a)	2003 2002 2001	150,000 150,000 150,000	4,404 5,146 5,119	(d)

Donald L. Babinchak President(b)	2003 2002 2001	117,500 65,000 123,719	4,240 2,928 4,363	(e)

John C. Farmer Chief Financial Officer	2003 2002 2001	109,701 100,000 100,414	3,156 2,914 2,908	(f)

Larry L. Lackey Director of Exploration(c)	2003 2002 2001	102,896 72,175 90,679	3,744 2,875 3,935	(g)

Thomas G. White Manager of Operations	2003 2002 2001	140,417 128,000 128,000	4,859 3,980 3,974	(h)

(a)	Amounts presented for Mr. Joklik do not include a discretionary bonus of $250,000 that was awarded to Mr. Joklik in March 2004. See “Compensation Committee Report on Executive Compensation—Compensation of Chief Executive Officer,” below. The discretionary bonus will be reported as part of Mr. Joklik’s 2004 compensation.
(b)	Mr. Babinchak changed from full-time to part-time employment in November 2001 and returned to full-time employment in March 2003. Mr. Babinchak resigned from his position as President of the Company as of November 19, 2003 and terminated his employment with the Company as of January 1, 2004.
(c)	Mr. Lackey changed from full-time to part-time employment in November 2001 and returned to full-time employment in March 2003.
(d)	Consists of 401(k) matching contributions of $3,910 and life insurance premiums of $494.
(e)	Consists of 401(k) matching contributions of $3,021 and life insurance premiums of $1,219.
(f)	Consists of 401(k) matching contributions of $2,742 and life insurance premiums of $414.

(g)	Consists of 401(k) matching contributions of $2,572 and life insurance premiums of $1,172.
(h)	Consists of 401(k) matching contributions of $3,671 and life insurance premiums of $1,188.

Stock Options

No options to purchase Common Stock were granted to the Named Executive Officers during 2003. The Company has never granted any freestanding stock appreciation rights. None of the Named Executive Officers exercised any options during 2003.

The following table provides information as to options exercised by each of the Named Executive Officers during 2003, and the value of options held by such Executives at December 31, 2003 measured in terms of the average sale price reported for Common Stock on December 31, 2003 ($1.55, as reported on the OTC Bulletin Board).

Aggregate Option Exercises in 2003

and Option Values at 12/31/2003

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003 (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2003 ($) Exercisable/Unexercisable
G. Frank Joklik	—	—	900,000/0	—

Donald L. Babinchak	—	—	250,000/0	56,563/0

John C. Farmer	—	—	125,000/0	2,500/0

Larry L. Lackey	—	—	175,000/0	1,250/0

Thomas G. White	—	—	125,000/0	1,250/0

Employee Incentive Compensation and Savings Plans

Executive Incentive Plan. The Company has an Executive Incentive Plan whereby key officers and employees of the Company may earn bonuses. Participants in the Executive Incentive Plan are selected by the Compensation Committee based on their level of responsibility, salary, and past and prospective contributions to the business and growth of the Company. Bonus payments are determined by MK Gold’s Compensation Committee.

Under the Executive Incentive Plan, cash awards may be made to individuals from an award fund established annually by the Company. The amount of the award fund will be based on criteria established by the Compensation Committee. The criteria may be described in terms of Company-wide objectives, such as net income, return on capital and cash flow, or such other or similar objectives which are related to performance. The amount of the award fund for any year may not in any event exceed 9.55% of the Company’s net profit after taxes for such year. Each participant potentially may receive an award from the award fund up to a specified percentage of the participant’s base salary, which percentage generally ranges from 20% to 50% depending on the participant’s base salary and the participant’s organizational duties. The Compensation Committee may modify individual awards but in no event may the Compensation Committee increase by more than 50% the award otherwise payable. Awards are subject to forfeiture if a participant’s employment terminates prior to receipt of the award unless termination is due to retirement, death, permanent disability or, after a change in control of the Company, termination is by the Company for cause (as defined in the plan) or is by the participant without good reason (as defined in the plan). No awards were made under the Executive Incentive Plan for the year ended December 31, 2003.

Long-Term Incentive Plan. The Company has a Long-Term Incentive Plan whereby officers and employees of the Company may earn bonuses. Under the Long-Term Incentive Plan, cash awards may be made dependent on a comparison of the Company at the end of an initial 3-year period (ended December 31, 1996) and each rolling 3-year period thereafter against total shareholder return for other companies in the same industry. In the event of a change in control of the Company (as defined in the plan), each active participant would be entitled to receive a pro rata portion of the benefit payable under the plan for any pending performance period (based on 30-day average closing prices as of the month immediately preceding the month in which the change in control occurs) as soon as practicable following such change in control. No awards have been made under this plan.

Stock Incentive Plan. The Company has a Stock Incentive Plan, pursuant to which awards of stock options, stock appreciation rights and restricted stock may be made to officers and key employees. The Stock Incentive Plan is administered by the Compensation Committee, no voting member of which may be an employee of the Company or be eligible to receive awards under the Stock Incentive Plan. A maximum of 2,500,000 shares of Common Stock are authorized to be issued pursuant to the Stock Incentive Plan. As of April 9, 2004, awards covering 1,875,000 shares of Common Stock were outstanding under the Stock Incentive Plan and 332,034 shares were available for awards under the Stock Incentive Plan. Under the Stock Incentive Plan, awards are not considered to have been made with respect to options or stock appreciation rights that terminate without being exercised.

Awards of restricted stock are subject to vesting requirements, and shares of restricted stock generally are not permitted to be sold, pledged, or otherwise disposed of during the period in which the restrictions exist. Shares of restricted stock otherwise carry full voting and dividend rights from the date of the award. Options awarded pursuant to the Stock Incentive Plan are subject to vesting requirements. Generally, the exercise price of all options granted under the Stock Incentive Plan is equal to the fair market value at the date of grant.

Generally, options awarded under the Stock Incentive Plan have a term of 10 years, subject to acceleration in the event of a change in the control of the Company and in certain other events, including retirement after age 65, death, and disability. Pursuant to the Stock Incentive Plan, the Compensation Committee will review from time to time and may revise any of the foregoing vesting or other requirements as they apply to eligible participants.

Savings Plan. The Company has adopted a tax-qualified retirement plan (“Savings Plan”) with a salary deferral feature within the meaning of Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Employees of the Company and of certain affiliates are eligible to participate in the Savings Plan, provided, among other things, that they are at least 21 years of age and U.S. citizens or lawfully admitted residents.

Pursuant to the salary deferral feature of the Savings Plan, each participant may elect to reduce his or her compensation by between 1% and 15%, but not more than $12,000 (for 2004) per year, adjusted for changes in the cost of living and subject to non-discrimination limits under the Code. The Company will contribute these compensation deferrals to the Savings Plan. The Company has also agreed to match 50% of the first 5% of eligible employee compensation deferrals to the Plan (“Company Matching Contributions”). The Company retains the right to make additional non-elective Company contributions to help satisfy federal non-discrimination requirements.

Savings Plan deferrals (including Company Matching Contributions) are allocated to accounts in the name of the participants and invested at their direction in investment funds which have been chosen by the savings plan committee under the Savings Plan.

A participant’s retirement benefit under the Savings Plan is dependent upon the participant’s vested account balance at the time of distribution. The value of such account is dependent upon how well the participant invests his or her deferrals (including Company Matching Contributions) over the period of time he or she participates in the Savings Plan. Compensation deferrals are always fully vested. Company Matching Contributions are fully vested upon completion of one year of service, or attainment of age 65, death or total disability.

Distribution of the vested balance of a participant’s account is to be made in a single cash payment within one year after termination of employment, reaching age 65 or death, unless the account balance exceeds $5,000, in which case distribution is made at age 65 or earlier if the participant consents.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is comprised entirely of non-employee Directors, who make independent decisions with respect to executive compensation. The Compensation Committee reviews the compensation of the top executive officers (including the Named Executive Officers) at such times as it deems necessary.

Compensation Policy Applicable to Officers and Key Executives

The goal of the Compensation Committee is to create compensation packages for officers and key executives which will attract, retain and motivate executive personnel who are capable of achieving the Company’s short-term and long-term financial and strategic goals. Compensation packages are designed to combine a mixture of short-term and long-term incentives tied to Company performance as described more particularly below. In exercising its responsibilities, the Compensation Committee seeks to encourage management to achieve the Company’s short-term and long-term financial and strategic objectives, including maximizing long-term value for stockholders. Through the implementation of its compensation policies, the Compensation Committee believes it can motivate management to consider the Company’s short-term and long-term objectives, such as the Company’s financial performance and stock price appreciation, by rewarding the Company’s key officers and executives upon achieving such objectives.

Executive Compensation Policies

Executive compensation at the Company is made up of three elements: (i) base salary, (ii) bonuses (short-term and long-term incentives) and (iii) grants of equity-based compensation (e.g., stock options and restricted stock).

Base Salary. The base salaries of the executive officers of the Company are determined by the Compensation Committee on the basis of each executive officer’s responsibilities, with consideration given to the base salaries of executive officers of comparable companies.

Bonuses. In addition to base salary, key officers and employees are eligible to receive bonuses under the Company’s Executive Incentive Plan and Long-Term Incentive Plan. Bonuses under the Company’s Executive Incentive Plan are determined by the Compensation Committee within the parameters of the Executive Incentive Plan. The Plan requires the establishment of an award fund which shall not exceed 9.55% of the Company’s net profits after taxes for the year. This fund is allocated to Company officers and executives in accordance with an allocation schedule which is tied to salary grade and/or organizational level of a participant. No bonuses were granted under the Company’s Executive Incentive Plan during 2003.

The Company’s Long-Term Incentive Plan provides long-term incentives to officers and employees based upon the overall performance of the Company over periods of three years as compared to other companies in the same industry. To date, no cash awards have been granted under the Long-Term Incentive Plan.

The Compensation Committee may also award discretionary bonuses. Discretionary bonuses are intended to reward the Company’s key officers and executives for achieving long-term financial and strategic goals. The Compensation Committee considers a variety of factors in determining whether to award discretionary bonuses, including salary levels and whether or not an award fund has been established under the Company’s Executive Incentive Plan. If the Compensation Committee determines that additional compensation is appropriate in light of the objectives achieved, it may award discretionary bonuses. The Compensation Committee awarded a discretionary bonus of $250,000 to the Company’s Chief Executive Officer in March 2004.

Stock Options and Restricted Stock. In addition to salary and bonus, the Company has adopted the Stock Incentive Plan, which provides that the long-term compensation of officers and key employees be dependent upon the financial performance of the Company. Under the Stock Incentive Plan, officers and key employees are eligible to receive awards of stock options, stock appreciation rights and restricted stock. The number of stock options and shares of restricted stock granted to each executive officer is determined by a competitive compensation analysis and each individual’s salary and responsibility. The Compensation Committee also considers the number and exercise price of options and shares of restricted stock granted to individuals in the past. All option grants have been made with an exercise price equal to the fair market value of Common Stock on the date of grant as required pursuant to the terms of the Company’s Stock Incentive Plan.

Compensation of Chief Executive Officer

Mr. Joklik was appointed President and Chief Executive Officer of the Company on November 1, 1995. Mr. Joklik’s minimum annual base salary of $150,000 was established by the Compensation Committee, and approved by the Board of Directors. Mr. Joklik agreed to an initial salary which was below market due to the financial condition of the Company. Stock option awards to Mr. Joklik were based on his level of responsibility and experience.

Mr. Joklik became Chairman of the Board of the Company on June 30, 1998. Concurrent with his appointment as Chairman of the Board, Mr. Joklik took a leave of absence from his position as President and Chief Executive Officer of the Company. The Company did not pay a salary to Mr. Joklik during his leave of absence; however, Mr. Joklik received an annual fee of $20,000, payable quarterly, for his services as Chairman of the Board. Mr. Joklik also continued to participate in the Company’s Stock Incentive Plan.

During Mr. Joklik’s leave of absence, the Board of Directors of the Company appointed Donald L. Babinchak to serve as the President and Chief Executive Officer of the Company on an interim basis until Mr. Joklik’s return or until his successor had been duly appointed and qualified. The Compensation Committee established an annual compensation rate of $150,000 for Mr. Babinchak. In determining Mr. Babinchak’s compensation, the Compensation Committee considered the rate at which Mr. Joklik was compensated, prior to his leave of absence, as well as Mr. Babinchak’s responsibilities as President and Chief Executive Officer of the Company. The Compensation Committee also authorized the grant of additional options covering 75,000 shares of Common Stock to Mr. Babinchak under the Company’s Stock Incentive Plan.

Mr. Joklik returned from the leave of absence to his position as Chief Executive Officer during the second quarter of 1999. As Chief Executive Officer, Mr. Joklik’s minimum annual base salary is $150,000, as originally established by the Board of Directors Compensation Committee and approved by the Board of Directors. Upon Mr. Joklik’s return, Mr. Babinchak ceased to serve as Chief Executive Officer, but he continued to serve as President, for which the Compensation Committee established an annual compensation rate of $130,000.

In March 2004, the Compensation Committee reviewed Mr. Joklik’s compensation and determined to award Mr. Joklik a discretionary bonus of $250,000. In determining the amount of the bonus, the Compensation Committee considered the level of Mr. Joklik’s annual base salary, which is below market and which has not increased since Mr. Joklik joined the Company in 1995, the fact that the Company had never given Mr. Joklik a discretionary bonus or an award under the Company’s Executive Incentive Plan or Long-Term Incentive Plan, and the significant progress that has been made in the development of the Las Cruces project under Mr. Joklik’s direction.

Submitted by the Compensation Committee

James P. Miscoll, Chairman

G. Robert Durham

Robert R. Gilmore

The information contained in this Compensation Committee Report on Executive Compensation is not deemed to be soliciting material or to be filed with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. Such information is not incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding persons known by the Company to beneficially own, as defined by Rule 13d-3 under the Securities Exchange Act of 1934, more than 5% of Common Stock as of April 9, 2004, based solely on information regarding such ownership available to the Company in filings by such beneficial owners with the SEC on Schedules 13D and 13G. The following table also sets forth information regarding beneficial ownership of Common Stock as of April 9, 2004, except as noted below, by the Directors and the Named Executive Officers and by the Directors and Executive Officers as a group.

Name and Address of Beneficial Owner (a)	Number of Shares and Nature of Beneficial Ownership (b)		Percent Of Class
Certain Beneficial Owners:
Leucadia National Corporation 315 Park Avenue South New York, NY 10010	27,212,735		72.5
Group consisting of: Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., MGP Advisors Limited Partnership, AWM Investment Company, Inc. Austin W. Marxe and David Greenhouse 153 East 53 Street New York, New York 10022	3,108,500	(c)	8.3

Directors:
G.R. Durham	—		—
R.R. Gilmore	—		—
G.F. Joklik	1,000,000	(d)	2.7
T.E. Mara	—		—
J.P. Miscoll	97,100	(e)	*

Nondirector Named Executive Officers:
D.L. Babinchak	260,000	(f)	*
J.C. Farmer	137,000	(g)	*
L.L. Lackey	190,000	(h)	*
T.G. White	131,575	(i)	*

All Directors and Executive Officers as a Group (9 persons)	1,555,675	(j)	4.1

*	Less than 1%

(a)	Unless otherwise indicated, the business address of each person listed is c/o MK Gold Company, 60 East South Temple, Suite 1225, Salt Lake City, UT 84111.
(b)	For purposes of this table, shares are considered to be beneficially owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. Shares are also considered beneficially owned if a person has the right to acquire the beneficial ownership of the shares within 60 days of April 9, 2004. Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned.
(c)	According to a Statement on Schedule 13G dated February 13, 2004, 3,108,500 shares are beneficially owned by Austin W. Marxe and David Greenhouse, of which 2,334,500 shares are owned by Special Situations Fund III, L.P. and 774,000 shares are owned by Special Situations Cayman Fund, L.P.
(d)	Includes 900,000 shares that may be acquired upon the exercise of currently exercisable stock options.
(e)	Consists of (i) 15,000 shares that may be acquired upon the exercise of currently exercisable stock options and (ii) 82,100 shares beneficially owned by the J. P. Miscoll and I. Miscoll Trust, dated November 11, 1991, of which Mr. Miscoll’s spouse is trustee.
(f)	Includes 250,000 shares that may be acquired upon the exercise of currently exercisable stock options. Mr. Babinchak resigned from his position as President of the Company as of November 19, 2003 and terminated his employment with the Company as of January 1, 2004. The information in this table relating to Mr. Babinchak’s beneficial ownership of Common Stock is as of January 1, 2004.
(g)	Includes 125,000 shares that may be acquired upon the exercise of currently exercisable stock options.
(h)	Includes 175,000 shares that may be acquired upon the exercise of currently exercisable stock options.
(i)	Includes 125,000 shares that may be acquired upon the exercise of currently exercisable stock options.
(j)	Excludes Mr. Babinchak. Includes 1,340,000 shares that may be acquired upon the exercise of currently exercisable stock options.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information relating to compensation plans under which equity securities of the Company are authorized for issuance, as of December 31, 2003. The equity compensation plans that have been approved by security holders are the Stock Incentive Plan, which is described under “Executive Compensation—Employee Incentive Compensation and Savings Plans,” above, and the Stock Option Plan for Non-Employee Directors and the Stock Incentive Plan for Non-Employee Directors, which are described under “Information Concerning the Board of Directors, Board Committees and Director Compensation—Director Compensation,” above. The Company has no equity compensation plans that have not been approved by security holders.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,895,000	$1.59	797,034
Equity compensation plans not approved by security holders	—	—	—
Total	1,895,000	$1.59	797,034

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of three non-employee Directors. During the year ended December 31, 2003, the members of the Compensation Committee were James P. Miscoll and Robert S. Shriver. Mr. Shriver resigned from his positions as a Director and as a member of the Audit and Compensation Committees as of November 4, 2003. In March 2004, G. Robert Durham and Robert R. Gilmore were appointed as members of the Compensation Committee, and Mr. Miscoll was appointed as Chairman of the Compensation Committee. During the last fiscal year, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of another entity, one of whose executive officers served as a member of the compensation committee or as a director of the Company.

COMPANY PERFORMANCE GRAPH

Rules adopted by the Securities and Exchange Commission require that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the Nasdaq Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has chosen a group of six mining and development companies as a peer group for purposes of this performance comparison. A list of these companies follows the graph set forth below.

The peer group consists of Agnico Eagle Mines Ltd., Battle Mountain Gold Company, Bema Gold Corp., Cambior Inc., Glamis Gold Ltd., and Greenstone Resources Ltd. Data for Battle Mountain Gold Company, which was acquired by another company in January 2001, is only included through December 31, 2000. Data for Greenstone Resources Ltd., which ceased to be a reporting company in September 2000, is only included through December 31, 1999.

The information contained in this section is not deemed to be soliciting material or to be filed with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. Such information is not incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Executive Officers and Directors, and persons who beneficially own more than 10% of the outstanding shares of Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish the Company with copies. Based solely upon a review of the copies of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that for the year ended December 31, 2003 all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except for Mr. Lackey, who filed one report, which disclosed a single transaction, one day late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Thomas E. Mara, a Director and the President of the Company, is affiliated with Leucadia National Corporation, which owns 72.5% of the outstanding shares of Common Stock. In addition, three of the Company’s former Directors, Ian M. Cumming, H.E. Scruggs and Joseph S. Steinberg, are affiliated with Leucadia: Mr. Mara is Executive Vice President and Treasurer of Leucadia; Mr. Cumming is Chairman of the Board and a principal shareholder of Leucadia; Mr. Scruggs is a Vice President of Leucadia; and Mr. Steinberg is a Director, President and a principal shareholder of Leucadia.

In March 1998, the Company entered into a $20 million credit facility (the “Credit Facility”) with Leucadia. Through various amendments, the most recent of which was effective December 31, 2003, the Credit Facility has been amended to increase the facility to $50 million. The Credit Facility has an expiration date of January 3, 2006. Leucadia may terminate the Credit Facility on December 15 of any year, provided Leucadia notifies the Company of the termination prior to September 15 of that year. Leucadia has notified the Company that it does not intend to terminate the Credit Facility prior to December 15, 2004. At December 31, 2003, the Company had outstanding borrowings under the Credit Facility of $41.5 million. Loans outstanding under the Credit Facility bear interest equal to the prime rate and interest and commitment fees are payable quarterly. The prime rate at December 31, 2003 was 4.0%. Interest paid to Leucadia under the Credit Facility for the year ended December 31, 2003 was approximately $1.5 million.

CODE OF PRACTICE

The Company has adopted the MK Gold Company Code of Practice for the Principal Executive Officer and Senior Financial Officers, which constitutes a code of ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as defined in Item 406 of Regulation S-K under the Securities Exchange Act of 1934. The MK Gold Company Code of Practice for the Principal Executive Officer and Senior Financial Officers is part of the MK Gold Company Code of Business Practice, which is filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2003.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2003 with management.

Review and Discussion with Independent Accountants

The Audit Committee has also discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 90 (Communication with Audit Committees) regarding the auditor’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP the matter of its independence.

Conclusion

Based on the review and discussions described in the preceding paragraphs, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Robert R. Gilmore, Chairman

G. Robert Durham

James P. Miscoll

The information contained in this Audit Committee Report is not deemed to be soliciting material or to be filed with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. Such information is not incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2004. PricewaterhouseCoopers LLP currently serves as the Company’s independent accountants. The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the year ending December 31, 2004.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for 2003 and 2002, the review of the financial statements included in the Company’s Forms 10-Q for 2003 and 2002 and statutory audits of foreign subsidiaries for 2003 and 2002 were $175,000 and $132,000, respectively.

Audit-Related Fees

The aggregate fees for assurance and related services rendered by PricewaterhouseCoopers LLP that were related to the performance of the audit or review of the Company’s financial statements for 2003 and 2002 that are not disclosed in the paragraph captioned “Audit Fees,” above, were $10,000 and $0, respectively. These fees related to Sarbanes-Oxley Act compliance and employee benefit plan matters.

Tax Fees

The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for tax preparation, planning and consultation for 2003 and 2002 were $31,000 and $36,000, respectively.

All Other Fees

The Company paid no fees for professional services rendered by PricewaterhouseCoopers LLP for 2003 and 2002 that are not disclosed in the preceding three paragraphs.

Audit Committee Pre-Approval Procedures

The Audit Committee pre-approves the services provided to the Company by PricewaterhouseCoopers LLP in connection with the audit of the Company’s annual financial statements, the review of the Company’s quarterly financial statements and tax preparation and consultation. If management proposes to engage PricewaterhouseCoopers LLP for other audit or permitted non-audit services, the Audit Committee pre-approves these services on a case-by-case basis. The Audit Committee approved all the services provided to the Company by PricewaterhouseCoopers LLP described above.

PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION

At the 2002 Annual Meeting, the stockholders of the Company approved a resolution to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 80 million to 380 million (the “2002 Amendment”). The purpose of the 2002 Amendment was to enable the Company to conduct a subscription rights offering to raise capital to fund the Las Cruces project. Effectuation of the 2002 Amendment was conditioned upon the commencement of the rights offering. Because the Company has not commenced a rights offering, the 2002 Amendment has not taken effect.

In March 2004, the Board of Directors unanimously adopted a resolution to abandon the 2002 Amendment and unanimously adopted a new resolution to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 80 million to 125 million and to submit the proposed amendment to the stockholders of the Company at the 2004 Annual Meeting. The new amendment is not conditioned on a rights offering. The shares authorized by the new amendment may be used for any corporate purpose.

As of April 9, 2004, the Company had outstanding 37,525,649 shares of Common Stock. In addition, an aggregate of 2,692,034 shares of Common Stock were reserved for issuance upon the exercise of stock options. Accordingly, there are 39,782,317 shares of Common Stock currently available for issuance.

The proposed amendment will provide the Company with additional authorized and unissued shares of Common Stock, which may be used for various corporate purposes, including financing, business combination and acquisition transactions; stock splits and stock dividends; stock incentive and compensation plans or programs; and other business purposes. If the proposed amendment is approved, the increased number of authorized shares of Common Stock will be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may approve; no further vote of the stockholders of the Company will be required for such issuance, except as may be provided for under applicable law or the rules of any stock exchange or other market system on which the Common Stock may then be listed or traded.

Although the Company has abandoned the 2002 Amendment, it is considering various financing alternatives for the Company’s Las Cruces project, including equity investments from new investors or a subscription rights offering to existing stockholders. Subject to market conditions, the Company would issue a portion of the shares authorized by the proposed amendment in such equity financing. Although the Company is engaged in discussions with underwriters regarding equity financing alternatives, it has no commitments for such financing, and there can be no assurance as to the amount or the timing of any such financing or that any such financing will occur at all. The Company has no definite plans with respect to the remainder of the shares authorized by the proposed amendment.

The shares authorized pursuant to the proposed amendment would be identical to the shares of Common Stock currently authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company. The authorization of additional shares of Common Stock pursuant to the proposed amendment will not, by itself, have any effect on the rights of existing stockholders. The issuance of such shares, however, could dilute the rights of existing stockholders.

Because the proposed amendment would allow the Company to issue a significant number of shares of Common Stock in connection with future transactions, it is possible that a change in control of the Company could occur.

The proposed amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures. The Board of Directors recommends a vote FOR the proposal to amend the Certificate of Incorporation.

ANNUAL REPORT

A copy of the Company’s Annual Report is being mailed to stockholders together with these proxy materials.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Any proposal submitted by a stockholder for action at the Company’s 2005 Annual Meeting of Stockholders must be submitted in a letter to the Secretary of the Company and received by the Company by December 17, 2004 in order for such proposal to be included in the Company’s proxy statement and form of proxy relating to such meeting. The proposal must be in the form required by, and will be subject to the other requirements of, the applicable rules of the Securities and Exchange Commission. With respect to proposals submitted by a stockholder other than for inclusion in the Company’s proxy statement and form of proxy for the 2005 Annual Meeting, notice of any such proposal must be submitted in a letter to the Secretary of the Company and received by the Company not less than 60 days prior to the 2005 Annual Meeting to be timely; provided, however, that in the event public announcement of the date of the 2005 Annual Meeting is not made at least 75 days prior to the date of the 2005 Annual Meeting, such notice must be received not later than 10 days following the day on which public announcement is first made of the date of the 2005 Annual Meeting. The notice must be in the form required by, and will be subject to the other requirements of, the Bylaws of the Company. Any proxies solicited by the Board of Directors for the 2005 Annual Meeting may confer discretionary authority to vote on any proposal notice of which is not timely received.

Stockholders may nominate persons for election as directors at the 2005 Annual Meeting if they give timely notice in proper written form to the Secretary of the Company. To be timely, the notice must be submitted in a letter to the Secretary of the Company and received by the Company not less than 60 days prior to the 2005 Annual Meeting; provided, however, that in the event public announcement of the date of the 2005 Annual Meeting is not made at least 75 days prior to the date of the 2005 Annual Meeting, such notice must be received not later than 10 days following the day on which public announcement is first made of the date of the 2005 Annual Meeting. The notice must be in the form required by, and will be subject to the other requirements of, the Bylaws of the Company.

Dated: April 16, 2004	BY ORDER OF THE BOARD OF DIRECTORS
John C. Farmer
Chief Financial Officer and Secretary

ANNEX A

MK GOLD COMPANY

AUDIT COMMITTEE CHARTER

This Charter is intended as a component of the flexible framework within which the Board of Directors of the Company (the “Board”), assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation and Bylaws, it is not intended to establish by its own force any legally binding obligations.

PURPOSE

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board in overseeing (i) the conduct and integrity of financial reports and other financial information provided by the Company to governmental or regulatory bodies, the public or other users, (ii) the Company’s systems of internal accounting and financial and disclosure controls, (iii) compensation of the Company’s independent auditor, its independence, its conduct of the annual audit and its engagement for any other services, and (v) the preparation of the audit committee report required by SEC rules to be included in the Company’s annual proxy statement.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention or deemed appropriate by it. The Committee shall have full access to all books, records, facilities and personnel of the Company and shall have the power to retain outside counsel, independent auditors and other experts and advisers. The Board and the Committee are in place to represent the Company’s stockholders; accordingly, the independent auditor is ultimately accountable to the Board and the Committee.

The Committee’s job is one of oversight. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee recognizes that financial management and the independent auditors have more time, knowledge and detailed information regarding the Company than do Committee members. Accordingly, in carrying out its oversight responsibilities, the Committee will not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

The Committee shall be comprised of not less than two members of the Board.

KEY RESPONSIBILITIES

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may perform any other duties deemed necessary or appropriate by the Committee or the Board or as are imposed by law, accounting standards or similar requirements.

•	The Committee shall review and discuss with management and the independent auditor the Company’s financial statements, including, prior to public release, annual audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K), and interim financial statements to be included in the Company’s quarterly reports, to be filed with the Securities and Exchange Commission (the “SEC”) (including (a) any certification regarding the financial statements or the Company’s internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company’s senior executive and financial officers; and (b) the matters required to be discussed with the independent auditor by Statement of Auditing Standards (“SAS”) No. 61, as such statement may be amended from time to time, including, without limitation, the amendments contained in SAS No. 90, and by SAS 100).

•	The Committee shall review and discuss with management and the independent auditor (i) all critical accounting policies and practices used by the Company; (ii) any material alternative accounting treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm; and (iii) material written communications between the independent auditor and the management, such as any management letter or schedule of unadjusted differences.

•	The Committee shall prepare a report to be included in the Company’s annual proxy statement stating whether or not the Committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditor the matters required to be discussed by SAS No. 61 and 90; (iii) has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, as may be modified and supplemented, and has discussed with it its independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

•	The Committee shall discuss with management and the independent auditor significant issues regarding accounting principles and policies, as well as the quality and adequacy of the Company’s internal controls.

•	The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the independent auditor.

•	The Committee shall:

•	approve the fees to be paid to the independent auditor;

•	review and pre-approve any audit and permitted non-audit services (including the fees and terms thereof) provided by the Company’s independent auditor (with pre-approvals disclosed as required in the Company’s periodic public filings);

•	request from the independent auditor annually, and review, a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard Number 1 (as modified or supplemented);

•	discuss with the independent auditor any such disclosed relationships and their impact on the independent auditor’s independence, and recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence; and

•	evaluate, and assure the regular rotation of, the lead audit partner of the independent auditor as required by law.

[FORM OF PROXY]

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 5, 2004 AT 11:30 A.M.

MK GOLD COMPANY

The undersigned stockholder of MK Gold Company hereby appoints G. Frank Joklik and John C. Farmer and each of them, as attorneys and proxies, each with the power to act without the other and with power of substitution and revocation, and hereby authorizes them to represent the undersigned and vote, as designated on the other side, all shares of stock of MK Gold Company standing in the name of the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 5, 2004 or any adjournments or postponements thereof.

Receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith is hereby acknowledged.

(Continued and to be marked, dated and signed on the other side)

FOLD AND DETACH HERE

Annual Meeting of

Stockholders

MK GOLD COMPANY

May 5, 2004

11:30 a.m.

The Wyndham Hotel

215 W. South Temple

Salt Lake City, Utah

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.	Please mark your votes as indicated in this example	☒

1. ELECTION OF DIRECTOR			(THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE LISTED BELOW)
FOR the nominee listed to the right		WITHHOLD AUTHORITY To vote for the nominee listed to the right	NOMINEE: G. Frank Joklik

☐		☐

2. RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS			(THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS)

FOR ☐	AGAINST ☐	ABSTAIN ☐

3. PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION			(THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION)

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

The signature should agree with the name on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                                                                               , 2004

(Signature)

(Signature if held jointly)

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

FOLD AND DETACH HERE

Admission Ticket

Annual Meeting of

Stockholders

MK Gold Company

May 5, 2004

11:30 a.m.

The Wyndham Hotel

215 W. South Temple

Salt Lake City, Utah